                                                                  Exhibit 10(a)

                          RESTATED EMPLOYMENT AGREEMENT

                                     Between

                           WENDY'S INTERNATIONAL, INC.

                                       And

                         -------------------------------


         This Agreement is made and entered into as of _______________, _______, by and between WENDY'S INTERNATIONAL, INC., an Ohio corporation ("WENDY'S"), and _________________ (the "EXECUTIVE"), who are the parties to this Agreement.

                                    RECITALS

         (1) WENDY'S is engaged, directly and through subsidiaries, in the business of owning, operating and franchising fast food restaurants and carrying on ancillary activities incident thereto.

         (2) The EXECUTIVE possesses unique skills, knowledge and experience relating to WENDY'S business.

         (3) The EXECUTIVE is currently employed by WENDY'S directly or through a subsidiary of WENDY'S, and desires to continue to be so employed.

         (4) WENDY'S desires to be assured of the continued services of the EXECUTIVE and to afford him the job security this Agreement provides without, however, increasing the compensation he would otherwise obtain were it not for the occurrence of events foreseen by this Agreement, and the EXECUTIVE desires to be assured that, in the event of a material change in WENDY'S management, occasioned by a substantial change in the control of WENDY'S, the terms, conditions and environment of his employment will not be unreasonably affected.

         (5) WENDY'S desires to be assured of the objectivity of the EXECUTIVE in evaluating a potential offer the effect of which would be a change of control of WENDY'S, and advising whether or not he believes a potential change of control is in the best interests of WENDY'S and its shareholders. WENDY'S further desires to be assured of the dedication of the EXECUTIVE to maximizing the value to be received by the shareholders of WENDY'S in the circumstances of negotiating or otherwise responding to a proposed change of control, and to be assured of the continuity of services of the EXECUTIVE during such time as a proposed change of control is under negotiation or otherwise pending.

                                  CONSIDERATION

         In consideration of their mutual covenants expressed herein, the parties, intending to be legally bound hereby, agree as follows:

         Section 1. EXECUTIVE'S Rights to Continued Employment in the event of a CHANGE IN CONTROL of WENDY'S.

         For purposes of this Agreement a "CHANGE IN CONTROL" shall mean the occurrence of:

         (a) An acquisition (other than directly from WENDY'S) of any common stock or other voting securities of WENDY'S entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of WENDY'S common stock or the combined voting power of WENDY'S then outstanding Voting Securities; provided, however, in determining whether a CHANGE IN CONTROL has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a CHANGE IN CONTROL. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) WENDY'S or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by WENDY'S (for purposes of this definition, a "Subsidiary") (ii) WENDY'S or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

         (b) The individuals who, as of ____________, ______, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by WENDY'S common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (c)      The consummation of:

                  (i) A merger, consolidation or reorganization with or into WENDY'S or in which securities of WENDY'S are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into WENDY'S or in which securities of WENDY'S are issued where:

                           (A) the stockholders of WENDY'S, immediately before
                  such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving WENDY'S") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                           (B) the individuals who were members of the Incumbent
                  Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving WENDY'S, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving WENDY'S, and

                           (C) no Person other than (i) WENDY'S, (ii) any
                  Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by WENDY'S or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or common stock of WENDY'S, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving WENDY'S then outstanding voting securities or its common stock;

                  (ii)  A complete liquidation or dissolution of WENDY'S; or

                  (iii) The sale or other disposition of all or substantially all of the assets of WENDY'S to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a CHANGE IN CONTROL shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by WENDY'S which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially

Owned by the Subject Persons, provided that if a CHANGE IN CONTROL would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by WENDY'S, and after such share acquisition by WENDY'S, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a CHANGE IN CONTROL shall occur.

         If the EXECUTIVE'S employment is terminated by WENDY'S without CAUSE prior to the date of a CHANGE IN CONTROL but the EXECUTIVE reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a CHANGE IN CONTROL or (B) otherwise arose in connection with, or in anticipation of, a CHANGE IN CONTROL which has been threatened or proposed, such termination shall be deemed to have occurred after a CHANGE IN CONTROL for purposes of this Agreement provided a CHANGE IN CONTROL shall actually have occurred.

         1.1 From and after the date of occurrence of a CHANGE IN CONTROL, WENDY'S shall cause the EXECUTIVE to be employed, and the EXECUTIVE shall accept employment, with the duties, nature and place of such employment as described in Section 2 of this Agreement. The term of such employment, referred to hereinafter as the "EMPLOYMENT TERM," shall commence on the date when the CHANGE IN CONTROL shall have occurred and shall end on the earlier of:

         (a)  the fifth anniversary of:

                  (i) the date when the occurrence of an event described in subparagraph (a) of Section 1 hereof shall be disclosed in a
                  Schedule 13D or other such similar or successor form promulgated by the Securities and Exchange Commission, filed with the Securities and Exchange Commission of Washington, D. C., and the duplicate of which is actually received by WENDY'S, or

                  (ii) the date on which a transaction described in subparagraph
                  (c) of Section 1 of this Agreement (other than a Non-Control Transaction) shall be consummated, or

                  (iii) the first date on which at least thirty percent (30%) of the members of the Board of Directors of WENDY'S are not INCUMBENT DIRECTORS; or

         (b) the date when the EMPLOYMENT TERM shall be terminated by WENDY'S for CAUSE or by the EXECUTIVE without GOOD REASON (as such terms are defined in Section 4 of this Agreement); or

         (c) the death of the EXECUTIVE.

         Section 2. Duties, Nature and Place of Employment. During the EMPLOYMENT TERM, the EXECUTIVE shall provide WENDY'S with such executive, financial, administrative, and consulting services in managing and directing WENDY'S business as may be required by the EXECUTIVE'S job description, as attached hereto, or as amended by the agreement of the parties hereafter, or reasonably requested and directed from time to time by action of WENDY'S Board of Directors. The EXECUTIVE shall at all times faithfully, industriously and to the best of his ability and talent perform all of the duties that may be required or requested of him pursuant to the express terms and conditions of this Agreement. Such duties shall be performed in Franklin County, Ohio and, on a temporary basis, at such other place or places as the interests, needs, business and opportunities of WENDY'S and of its subsidiaries shall reasonably require.

         Section 3. Remuneration during the EMPLOYMENT TERM. During the EMPLOYMENT TERM, the EXECUTIVE shall receive from WENDY'S, as a minimum, the salary, benefits and perquisites being paid to or afforded him immediately prior to the date of occurrence of the CHANGE IN CONTROL provided that such salary shall be increased as of the EXECUTIVE'S established annual salary review date in each calendar year by a percentage at least as great as the annual increase in the Consumer Price Index for All Urban Consumers for All Items most recently published by the United States Bureau of Labor Statistics prior to such salary review date. Such salary shall be paid to the EXECUTIVE on the same days of each month as WENDY'S pays its other employees. The EXECUTIVE shall also receive an annual bonus each year at least equal to the same annual bonus he received in the twelve months preceding the CHANGE IN CONTROL; provided, however, that if the bonus plan in which the EXECUTIVE participated during the twelve months preceding the CHANGE IN CONTROL is not the same as the bonus plan in which the EXECUTIVE is participating following the CHANGE IN CONTROL, with respect to the twelve month period preceding the CHANGE IN CONTROL, the EXECUTIVE will be deemed to have received a bonus equal to that received by the EXECUTIVE'S predecessor in his position, (or, where there was not a predecessor in the same position, equal to the average of the bonuses received by bonus plan participants in comparable positions to the EXECUTIVE'S then current position). The EXECUTIVE shall also be entitled to all rights afforded him under the terms of any outstanding stock options granted him by WENDY'S and all incentive compensation and deferred compensation programs maintained by WENDY'S in which the EXECUTIVE was entitled to participate immediately preceding the CHANGE IN CONTROL, or successors to such programs.

         3.1 WENDY'S Board of Directors shall review annually the performance of the EXECUTIVE, the results of operations and financial condition of WENDY'S, together with prevailing economic conditions and other factors, and consider and act upon:

                  (a) whether to pay the EXECUTIVE an increase in salary above the aforesaid minimum annual salary, and

                  (b) whether to pay the EXECUTIVE a bonus in excess of the minimum bonus required aforesaid; provided, however, if WENDY'S pays a bonus to any of its other full-time exempt employees, WENDY'S shall pay the EXECUTIVE a bonus computed on the same basis as the bonus paid to such other employees if the bonus so computed is in excess of the minimum bonus required to be paid the EXECUTIVE pursuant to this Section 3.

         3.2 WENDY'S shall cause the EXECUTIVE, his spouse and dependent children to be enrolled in and covered by group life, hospitalization, major medical and disability income insurance coverages under insurance plans and executive medical reimbursement plans not less favorable to the EXECUTIVE than the plans of such description in effect immediately prior to the date of occurrence of the CHANGE IN CONTROL.

         3.3 WENDY'S shall cause the EXECUTIVE to be a participant in one or more retirement income (pension) plans which afford participation and benefits to the EXECUTIVE on a basis not less favorable to the EXECUTIVE than the plans of such description in effect immediately prior to the date of occurrence of the CHANGE IN CONTROL; provided, however, that if WENDY'S extends to any executive officer of WENDY'S (or of any of its subsidiaries) one or more retirement income (pension) plans affording participation and benefits more favorable than those required by the preceding sentence, then WENDY'S shall cause the EXECUTIVE to be a participant in the latter plan(s).

         3.4 WENDY'S shall cause reimbursement to be paid promptly to the EXECUTIVE for all expenses reasonably incurred by him in connection with performing his duties pursuant hereto.

         3.5 In the event that the insurance and reimbursement plan benefits required by paragraph 3.2, above, or the retirement income (pension) plan benefits required by paragraph 3.3, above, are not actually available to the EXECUTIVE under the terms of the plan(s) or applicable law, then WENDY'S shall make available to the EXECUTIVE an equivalent benefit, or an amount of cash consideration sufficient to fund or purchase an equivalent benefit, computed as if he had received a full year of service (for vesting and benefit purposes) for each of his years of service with WENDY'S or any affiliate or subsidiary, including any years for which he is entitled to payment under Section 3 during the EMPLOYMENT TERM.

         Section 4. Termination of Employment of the EXECUTIVE during the EMPLOYMENT TERM. The EXECUTIVE'S employment hereunder may be terminated under the following circumstances:

         4.1 Cause. WENDY'S may terminate the EXECUTIVE'S employment under this Agreement for "CAUSE." A termination for CAUSE is a termination by reason of the Board's good faith determination that the EXECUTIVE (a) willfully and continually failed to substantially perform his duties with WENDY'S (other than a failure resulting from the EXECUTIVE'S incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the EXECUTIVE by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the EXECUTIVE has not substantially performed his duties and such failure substantially to perform continues for at least fourteen (14) days, or (b) has willfully engaged in conduct which is demonstrably and materially injurious to WENDY'S, monetarily or otherwise, or (c) has otherwise materially breached this Agreement (including, without limitation, a voluntary termination of the EXECUTIVE'S employment by the EXECUTIVE during the EMPLOYMENT
         TERM). No act, nor failure to act, on the EXECUTIVE'S part, shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of WENDY'S. Notwithstanding the foregoing, the EXECUTIVE'S employment shall not be deemed to have been terminated for CAUSE unless and until (1) there shall have been delivered to the EXECUTIVE a copy of a written notice setting forth that the EXECUTIVE was guilty of conduct set forth above in clause (a),
         (b) or (c) of the first sentence of this Section 4.1 and specifying the particulars thereof in detail, and (2) the EXECUTIVE shall have been provided an opportunity to be heard by the Board of Directors of WENDY'S (with the assistance of EXECUTIVE'S counsel).

         4.2 (a) Good Reason. The EXECUTIVE may terminate his employment for "GOOD REASON." For purposes of this Agreement, GOOD REASON shall mean the occurrence after a CHANGE IN CONTROL of any of the events or conditions described in Subsections (1) through (6) hereof without the EXECUTIVE'S express written consent:

                  (1) a change in the EXECUTIVE'S status, title, position or responsibilities (including reporting responsibilities) which, in the EXECUTIVE'S reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the EXECUTIVE of any duties or responsibilities which, in the EXECUTIVE'S reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the EXECUTIVE from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for DISABILITY, CAUSE, as a result of his death or by the EXECUTIVE other than for GOOD REASON;

                  (2) a reduction by WENDY'S in the EXECUTIVE'S base salary as in effect immediately prior to the CHANGE IN CONTROL or as the same may be increased from time to time, or a failure to increase EXECUTIVE'S annual base salary as of his established annual salary review date in any calendar year by a percentage at least as great as the annual increase in the Consumer Price Index for All Urban Consumers and for All Items most recently published by the United States Bureau of Labor Statistics prior to such salary review date;

                  (3) WENDY'S requiring the EXECUTIVE to be based at any place outside a 30-mile radius from the EXECUTIVE'S business office location immediately prior to the CHANGE IN CONTROL, except for reasonably required travel on WENDY'S business which is not materially greater than such travel requirements prior to the CHANGE IN CONTROL;

                  (4) the failure by WENDY'S to continue to provide the EXECUTIVE with the compensation and benefits substantially similar (in terms of benefit levels and/or reward opportunities) to those provided for under this Agreement and those provided to him under any of the employee benefit plans in which the EXECUTIVE becomes a participant, or the taking of any action by WENDY'S which would directly or indirectly materially reduce any of such benefits or deprive the EXECUTIVE of any material fringe benefit enjoyed by him at the time of the CHANGE IN CONTROL;

                  (5) any material breach by WENDY'S of any provision of this Agreement; and

                  (6) the failure of WENDY'S to notify the EXECUTIVE within the 30-day period specified in Section 17 hereof that WENDY'S has obtained a satisfactory agreement from a successor or assign of WENDY'S to assume and agree to perform this Agreement, as contemplated in such Section 17.

         (b) The EXECUTIVE'S right to terminate his employment pursuant to this
         Section 4.2 shall not be affected by his incapacity due to physical or mental illness.

         4.3 Notice of Termination. Any purported termination by WENDY'S or by the EXECUTIVE shall be communicated by written NOTICE OF TERMINATION to the other. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the

         EXECUTIVE'S employment under the provision so indicated. If the EXECUTIVE'S employment is terminated by WENDY'S for any reason, NOTICE OF TERMINATION must be given at least 30 days prior to the EXECUTIVE'S TERMINATION DATE (as defined below). For purposes of this Agreement, no such purported termination shall be effective without such NOTICE OF TERMINATION.

         4.4 Termination Date, Etc. "TERMINATION DATE" shall mean if the EXECUTIVE'S employment is terminated for any reason other than due to death, the date specified in the Notice of Termination.

         Section 5. Compensation Upon Termination. Upon termination of the EXECUTIVE'S employment during the EMPLOYMENT TERM, the EXECUTIVE shall be entitled to the following benefits:

         5.1 If the EXECUTIVE'S employment shall be terminated by WENDY'S for CAUSE or by the EXECUTIVE other than for GOOD REASON, WENDY'S shall pay the EXECUTIVE his full base salary and accrued vacation pay through the TERMINATION DATE, plus any benefits or awards which pursuant to the terms of any compensation or benefit plan have been earned or become payable, but which have not yet been paid to the EXECUTIVE and WENDY'S shall have no further obligations to the EXECUTIVE under this Agreement. The EXECUTIVE'S benefits thereafter shall be determined in accordance with WENDY'S employee benefit plans and other applicable programs and practices then in effect.

         5.2 If the EXECUTIVE'S employment terminates by reason of the EXECUTIVE'S death, WENDY'S shall pay the EXECUTIVE'S beneficiaries his full base salary and accrued vacation pay through the TERMINATION DATE, plus any benefits or awards which pursuant to the terms of any compensation or benefit plan have been earned or become payable, but which have not yet been paid to the EXECUTIVE and a pro rata portion of any bonus or incentive award that the EXECUTIVE would have been entitled to receive in respect of the calendar year in which the EXECUTIVE'S TERMINATION DATE occurs had he continued in employment until the end of such calendar year, payable at the same time that such bonuses or awards are payable to other WENDY'S employees. In the case of the EXECUTIVE'S death, the EXECUTIVE'S beneficiaries' benefits shall be determined in accordance with WENDY'S employee benefit plans and other applicable programs and practices then in effect.

         5.3 If the EXECUTIVE'S employment by WENDY'S shall be terminated (i) by WENDY'S other than for CAUSE or death, or (ii) by the EXECUTIVE for GOOD REASON, then the EXECUTIVE shall be entitled to the benefits provided below:

         (a) WENDY'S shall pay the EXECUTIVE his full base salary and accrued vacation pay through the TERMINATION DATE, plus the maximum benefits or awards which pursuant to the terms of any compensation or benefit plan have been earned or become payable as if all objectives including the completion of the award cycle thereunder had been met, but which have not yet been paid to the EXECUTIVE, and a pro rata portion of any bonus or incentive award that the EXECUTIVE would have been entitled to receive in respect of the calendar year in which the EXECUTIVE'S TERMINATION DATE occurs had he continued in employment until the end of such calendar year, calculated (i) if the EXECUTIVE is participating in either the Senior Executive Earnings Maximization Plan ("SEEMP") or the Earnings Maximization Plan ("EMP"), with the bonus pool being determined (A) as if the target level two (2) entry point had been achieved by WENDY'S for such year, (B) if actual performance is measurable against the targeted performance over a period of less than one year, based on the actual Wendy's performance up to the EXECUTIVE'S TERMINATION DATE (or if the TERMINATION DATE occurs in the year in which a CHANGE IN CONTROL occurs, up to the date of the CHANGE IN CONTROL, if later), or (C) at the level established in the preceding year, whichever is greater and, in the case of the EMP, as if the EXECUTIVE'S percentage interest in the plan's bonus pool had been equal to his percentage interest in the pool in the preceding year (or if he was not a participant in the bonus pool in the preceding year, the EXECUTIVE will be deemed to have had a percentage interest equal to the percentage interest of the EXECUTIVE'S predecessor in his position, or, where there was not a predecessor in the same position, equal to the average of the percentage interests of bonus plan participants in comparable positions to the Executive's then current position) and/or
         (ii) if the EXECUTIVE is not participating in either the SEEMP or the EMP or participates in another bonus plan in addition to the SEEMP or the EMP, as if all performance targets under the applicable plan had been fully met at the highest level by WENDY'S and by the EXECUTIVE and, if applicable, the EXECUTIVE'S percentage interest in any bonus pool had been at least equal to his percentage interest in the preceding year (or if he was not a participant in the plan in the preceding year, the EXECUTIVE will be deemed to have had a percentage interest equal to the percentage interest of the EXECUTIVE'S predecessor in his position, or, where there was not a predecessor in the same position, equal to the average of the percentage interests of bonus plan participants in comparable positions to the Executive's then current position); provided, however, that the bonus payment provided for in this Section 5.3(a) shall be reduced (but not below zero) by the amount, if any, payable to the EXECUTIVE in respect of the year in which the EXECUTIVE'S TERMINATION DATE occurs under the provisions of the SEEMP, EMP or other bonus or incentive plan, as applicable.

         (b) as severance pay and in lieu of any further salary for periods subsequent to the TERMINATION DATE, WENDY'S shall pay to the EXECUTIVE in a single payment an amount in cash equal to three times the sum of
         (A) the

         EXECUTIVE'S base salary at the rate in effect at the time Notice of Termination is given and (B) one third of the sum of the annual bonuses paid or payable to the EXECUTIVE in respect of the three calendar years preceding the calendar year in which the EXECUTIVE'S TERMINATION DATE occurs; provided, however, that if the EXECUTIVE had not been a participant in each of those three calendar years in the annual bonus plan in which he was participating as of his TERMINATION DATE, then with respect to any calendar year during the relevant three-year period for which the EXECUTIVE was not so participating, the EXECUTIVE will be deemed to have received a bonus equal to that received by the EXECUTIVE'S predecessor in his position, (or, where there was not a predecessor in the same position, equal to the average of the bonuses received by bonus plan participants in comparable positions to the Executive's then current position).

         (c) as additional severance, WENDY'S shall pay to the EXECUTIVE in a single payment an amount equal to the excess of (i) the present value of the retirement benefits attributable to employer contributions the EXECUTIVE would have accrued under WENDY'S tax-qualified retirement plan and supplemental plan if he had remained an employee for three years following the TERMINATION DATE and had continued to earn his base salary in effect at the TERMINATION DATE over (ii) the present value of his vested accrued benefits under such plans attributable to employer contributions as of the TERMINATION DATE. Present values shall be determined using the assumptions stated in WENDY'S tax-qualified retirement plan.

         (d) for the three years following the TERMINATION DATE, WENDY'S shall at its expense continue on behalf of the EXECUTIVE and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the EXECUTIVE at the time NOTICE OF TERMINATION is given. The benefits provided in this
         Section 5.3(d) shall be no less favorable to the EXECUTIVE, in terms of amounts and deductibles and costs to him, than the coverage provided the EXECUTIVE under the plans providing such benefits at the time NOTICE OF TERMINATION is given (or, if the EXECUTIVE'S employment is terminated after a CHANGE IN CONTROL, at the time of the CHANGE IN CONTROL if more favorable to the EXECUTIVE). WENDY'S obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the EXECUTIVE obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case WENDY'S may reduce the coverage of any benefits it is required to provide the EXECUTIVE hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the EXECUTIVE in terms of amounts and deductibles and costs to him, than the coverage provided hereunder by WENDY'S to the EXECUTIVE at the time the NOTICE OF TERMINATION is given (or, if the EXECUTIVE'S employment is terminated after a CHANGE IN CONTROL, at the time of the CHANGE IN CONTROL if more favorable to the

         EXECUTIVE). This paragraph (d) shall not be interpreted so as to limit any benefits to which the EXECUTIVE or his dependents may be entitled under any of WENDY'S employee benefit plans, programs or practices following the EXECUTIVE'S termination of employment.

         (e) WENDY'S shall offer to sell to the EXECUTIVE at book value the automobile provided to the EXECUTIVE at the time of the EXECUTIVE'S termination of employment.

         (f) (1) Effect of Section 280G of the Internal Revenue Code. In the event it shall be determined that any payment (other than the payment provided for in this Section 5.3(f)) or distribution of any type to or for the benefit of the EXECUTIVE, by WENDY'S, any affiliate of WENDY'S, any Person who acquires ownership or effective control of WENDY'S or ownership of a substantial portion of WENDY'S assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any Affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the EXECUTIVE shall be entitled to receive an additional payment (a "Reimbursement Payment") in an amount such that after payment by the EXECUTIVE of all taxes (including any interest or penalties imposed with respect to such taxes), including any income tax, employment tax or Excise Tax, imposed upon the Reimbursement Payment, the EXECUTIVE retains an amount of the Reimbursement Payment equal to the Excise Tax imposed upon the Payments.

             (2) All mathematical determinations, and all determinations as to whether any of the Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Section 5.3(f), including determinations as to whether a Reimbursement Payment is required, the amount of such Reimbursement Payment and amounts relevant to the last sentence of this Section 5.3(f)(2), shall be made by an independent accounting firm selected by the EXECUTIVE from among the five (5) largest accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Reimbursement Payment and any other relevant matter, both to WENDY'S and the EXECUTIVE by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by WENDY'S or the EXECUTIVE (if the EXECUTIVE reasonably believes that any of the Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the EXECUTIVE, it shall furnish the EXECUTIVE and WENDY'S with an opinion reasonably acceptable to the EXECUTIVE and WENDY'S that no Excise Tax is payable (including the reasons therefor) and that the EXECUTIVE has substantial authority not to report any Excise Tax on his federal income tax return. If a Reimbursement Payment is determined to be payable, it shall be paid to the EXECUTIVE within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to WENDY'S by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon WENDY'S and the EXECUTIVE, absent manifest error. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Reimbursement Payments not made by WENDY'S should have been made ("Underpayment"), or that Reimbursement Payments will have been made by WENDY'S which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment (together with any interest and penalties payable by the EXECUTIVE as a result of such Underpayment) shall be promptly paid by WENDY'S to or for the benefit of the EXECUTIVE. In the case of an Overpayment, the EXECUTIVE shall, at the direction and expense of WENDY'S, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, WENDY'S, and otherwise reasonably cooperate with WENDY'S to correct such Overpayment, provided, however, that (i) the EXECUTIVE shall not in any event be obligated to return to WENDY'S an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (ii) if a Reimbursement Payment is determined to be payable, this provision shall be interpreted in a manner consistent with an intent to make the EXECUTIVE whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the EXECUTIVE repaying to WENDY'S an amount which is less than the Overpayment. The cost of all such determinations made pursuant to this Section 5.3(f) shall be paid by WENDY'S.

         5.4 The amounts provided for in Sections 5.1, 5.2 and 5.3(a), (b) and
         (c) shall be paid within five days after the EXECUTIVE'S TERMINATION DATE.

         5.5 The EXECUTIVE shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the EXECUTIVE in any subsequent employment.

         Section 6. Effect of a CHANGE IN CONTROL. Upon the occurrence of any CHANGE IN CONTROL, (a) any options to purchase shares of common stock of

WENDY'S and any stock appreciation rights granted by WENDY'S to the EXECUTIVE which are not yet fully vested and exercisable shall become fully vested and exercisable, and (b) any restrictions remaining at that time on any stock awarded to the EXECUTIVE by WENDY'S shall lapse.

         Section 7. Fees and Expenses. WENDY'S shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) incurred in good faith by the EXECUTIVE as they become due as a result of (a) the termination of the EXECUTIVE'S employment by WENDY'S or by the EXECUTIVE for GOOD REASON (including all such fees and expenses, if any, incurred in contesting, defending or disputing the basis for any such termination of employment), (b) the EXECUTIVE'S hearing before the Board of Directors of WENDY'S as contemplated in Section 4.1 of this Agreement, or (c) the EXECUTIVE seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by WENDY'S under which the EXECUTIVE is or may be entitled to receive benefits.

         Section 8. Benefits Protection Trust. WENDY'S shall establish a BENEFITS PROTECTION TRUST for the benefit of the EXECUTIVE and other executives with employment agreement with the independent bank as trustee. Such BENEFITS PROTECTION TRUST shall be established pursuant to a separate TRUST AGREEMENT. The terms and conditions of the BENEFITS PROTECTION TRUST shall be governed, in all respects, by the TRUST AGREEMENT. Prior to a CHANGE IN CONTROL, WENDY'S shall transfer to the BENEFITS PROTECTION TRUST assets at least equal to the sum of (a) the present value of all benefits that would be payable to the EXECUTIVE and all the other executives if they were all terminated by WENDY'S without CAUSE immediately following a CHANGE IN CONTROL and (b) the estimated amount needed to pay for any legal fees the EXECUTIVE and the other executives may incur in enforcing their rights under their employment agreements. All payments required under this Agreement on account of the EXECUTIVE'S termination of employment by WENDY'S without CAUSE following a CHANGE IN CONTROL shall be paid from the BENEFITS PROTECTION TRUST to the extent not otherwise paid by WENDY'S.

         Section 9. Protection of Business. Notwithstanding anything to the contrary in this Agreement:

         9.1 At all times during the EMPLOYMENT TERM while the EXECUTIVE is employed by WENDY'S, the EXECUTIVE will not participate as a partner, joint venturer, officer, director, employee, or representative, or have any direct financial interest in, any business or enterprise conducting a quick service restaurant business in the United States, other than a business or enterprise engaged in operating restaurants under a franchise granted by WENDY'S or any of its subsidiaries; provided, that the ownership by EXECUTIVE of securities of a public corporation shall not be a violation of this subparagraph so long as (a) the EXECUTIVE does not own, directly or indirectly, more than five percent (5%) of any class of the securities of such corporation, and (b) the value of such securities does not exceed ten percent (10%) of the net worth of the EXECUTIVE; and provided further that ownership by EXECUTIVE of securities of WENDY'S or any successor to WENDY'S by merger or other form of transaction contemplated by subparagraph (b) or (c) of Section 1 hereof shall not be a violation of this subparagraph.

         9.2 The EXECUTIVE will not at any time (during or after the expiration of the EMPLOYMENT TERM) divulge, disclose, reveal or communicate to any person, firm, corporation, partnership, joint venture or other entity, directly or indirectly, any trade secrets or other information which the EXECUTIVE may have obtained during the course of his employment by WENDY'S in respect of any matters affecting or relating to the fast food restaurant business of WENDY'S or its subsidiaries, including, without limitation, any of their plans, policies, business practices, finances, recipes, methods of operation, franchises or other information known to the EXECUTIVE to be considered by WENDY'S to be confidential information.

         9.3 The restrictions on competition and other restrictions imposed upon the EXECUTIVE by this Section 9 may be enforced by WENDY'S by an action for an injunction, it being agreed (in view of the general practical impossibility of determining by computation or legal proof the exact amount of damages, if any, resulting to WENDY'S from a violation by the EXECUTIVE of the provisions of this Section 9) that there would be no adequate remedy at law for any breach by the EXECUTIVE of any such restriction.

         Section 10. Notices and Payments. All payments required or permitted to be made under the provisions of this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement to WENDY'S or to the EXECUTIVE, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first class mail, addressed as follows:

         10.1 if to WENDY'S, to:

                          Chief Executive Officer
                          WENDY'S INTERNATIONAL, INC.
                          4288 West Dublin Granville Road
                          P. O. Box 256
                          Dublin, Ohio  43017

                  With a copy (except as to payments) to:

                          General Counsel
                          WENDY'S INTERNATIONAL, INC.
                          4288 West Dublin-Granville Road
                          P. O. Box 256
                          Dublin, Ohio  43017

         10.2  if to EXECUTIVE, to:

                          --------------------------

                          --------------------------

                          --------------------------

                          --------------------------

                          --------------------------


         WENDY'S or the EXECUTIVE may, by notice given to the other from time to time, designate a different address for making payments required to be made, and for the giving of notices or other communications required or permitted to be given, to the party designating such new address. Any payment, notice or other communication required or permitted to be given in accordance with this Agreement shall be deemed to have been given if and when placed in the U.S. Mail, addressed and mailed as provided above.

         Section 11. Payroll Taxes. Any payment required or permitted to be made or given to the EXECUTIVE pursuant to this Agreement shall be subject to the withholding and other requirements of applicable laws, and to the deduction requirements of any benefit plan maintained by WENDY'S in which the EXECUTIVE is a participant, and to all reporting, filing and other requirements in respect of such payments, and WENDY'S shall promptly satisfy all such requirements.

         Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         Section 13. Duplicate Originals. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall constitute a single instrument.

         Section 14. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning.

         Section 15. Severability. If any provision of this Agreement or the application of any provision to any person or any circumstances shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect. It is the intention of WENDY'S and the EXECUTIVE that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

         Section 16. Number and Gender. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

         Section 17. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of WENDY'S; provided, however, that the obligations of this Agreement may not be transferred by WENDY'S; provided, however, that if WENDY'S transfers to any other person substantially all of its business and assets by merger, consolidation, sale of assets or otherwise, WENDY'S must transfer its obligations hereunder to such other person and such other person must accept such transfer and assume the obligations of WENDY'S imposed hereby. WENDY'S shall notify the EXECUTIVE in writing within the thirty-day period following any transfer of business and assets that the transferee has accepted the transfer and assumption of WENDY'S obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the heirs and assigns (including successive, as well as immediate, assigns) of the EXECUTIVE; provided, however, that the rights of the EXECUTIVE under this Agreement may be assigned only to his personal representative or by will or pursuant to applicable laws of descent and distribution.

         Section 18. Prior Agreement. This Agreement amends and restates the prior employment agreement between the EXECUTIVE and WENDY'S dated as of ________________, ______ (the "Prior Agreement"), and upon the execution of this Agreement, the Prior Agreement shall be superceded and shall be of no further force and effect.

         Section 19. Arbitration. Any dispute arising under or in connection with this Agreement shall be submitted to arbitration by the American Arbitration Association in Columbus, Ohio, and the determination of the American Arbitration Association shall be final and absolute. The arbitrator shall be governed by the duly promulgated commercial arbitration rules of the American Arbitration Association and the pertinent provisions of the laws of the State of Ohio relating to arbitration. During the pendency of such arbitration proceedings, the EXECUTIVE shall be entitled to the full benefits provided by the Agreement.


                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first above written.

                                        WENDY'S:
                                        Wendy's International, Inc.

                                        By
                                          ------------------------------------


                                        EXECUTIVE:

                                        --------------------------------------
                                        an individual